Exhibit 99.1

N E W S R E L E A S E

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505

AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
TUESDAY, APRIL 28, 2009
GROUP 1 AUTOMOTIVE REPORTS PROFITABLE FIRST QUARTER
Exceeds Expense and Inventory Reduction Targets; Reduces Debt and
Strengthens Balance Sheet
HOUSTON, April 28, 2009 — Group 1 Automotive Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported net income from continuing operations before the adoption of Accounting Principles Bulletin 14-1, (APB 14-1), of $14.7 million, or $0.64 per diluted share, for the first quarter ended March 31, 2009, as compared to $17.2 million, or $0.76 per diluted share, in the first quarter of 2008. For comparison purposes, the 2009 first-quarter results included an after-tax loss on a dealership disposition of $0.5 million, or $0.02 per diluted share; and the periods ending March 31, 2009 and 2008, had gains on debt repurchases of $0.42 and $0.01 per diluted share, respectively. As shown in the attached reconciliation table, excluding the disposition charge and the gain on debt repurchases first-quarter profit from continuing operations before the adoption of APB 14-1 was $0.24 per diluted share.
“Our ability to report a profit in a very difficult operating environment is a credit to the hard work of our team and sacrifices by our employees,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “We responded to the drastic drop of more than 35 percent in new vehicle sales with a series of aggressive and painful cost cuts. These cost reductions are on pace to exceed our $100 million annual plan by over $20 million. Our actions to strengthen our balance sheet by reducing debt and inventory levels are also critical as they provide added flexibility in the coming months and further improve our covenant compliance.”
Effective Jan. 1, 2009, Group 1 was required to adopt APB 14-1, generating an additional non-cash interest charge relative to the company’s 2.25 percent convertible notes and a reduction to the calculated gains on redemptions. APB 14-1 was required to be retrospectively applied to all prior periods. After applying APB 14-1, first-quarter 2009 net income from continuing operations was $8.4 million, or $0.37 per diluted share, on a GAAP basis.
First-Quarter Operating Results
First-quarter 2009 same-store revenues declined 32.4 percent from the prior-year period, as the macro-economic conditions continued to pressure the automotive industry. Revenues declined in each of Group 1’s businesses, with new vehicle revenues falling 38.6 percent on 37.1 percent fewer units, and retail used vehicle sales decreasing 26.5 percent, as 23.5 percent fewer units were retailed. Wholesale used vehicle gross profit per unit sold grew $145, to $153 per unit, on 35.2 percent fewer units, as increased demand and lower used vehicle availability combined to drive wholesale prices higher. Consistent with the retail unit sales declines, finance and insurance revenues fell 39.0 percent. Group 1’s same-store parts and service business held moderately stable, with sales down 5.6 percent.

Group 1 Automotive, Inc.

Same-store gross margin improved 140 basis points, to 17.9 percent from the prior-year first quarter. The gross margin improvement was attributed to improved used vehicle margins, as well as a favorable mix shift to the higher-margin parts and service business, from the lower-margin new vehicle business.
On a consolidated basis, selling, general and administrative (SG&A) expenses as a percent of gross profit increased 510 basis points, to 83.9 percent, as lower gross profit more than offset the $41.8 million, or 21.4 percent, reduction in SG&A expenses from the prior-year period. Given the amount of cost reductions accomplished through the first quarter, the company has exceeded the pace required to achieve its original full-year SG&A cost-reduction target of $100 million and is increasing the target to $120 million.
Inventory Reductions
Group 1 reported new vehicle inventory was at $484 million as of March 31.
“At this level, Group 1’s new vehicle inventory was reduced by $209 million from end-of-year levels, significantly beating the $150 million reduction target previously established,” said Hesterberg.
Corporate Development Recap and Outlook
Group 1 previously announced that it augmented its Houston portfolio by acquiring a Hyundai franchise in April with estimated annual revenues of approximately $36.7 million.
Group 1 also previously announced that it sold one of its Ford dealerships in March with trailing-12-month revenues of $38.9 million. The disposal included the sale of the property that reduced the company’s mortgage facility debt by $10.4 million in addition to generating excess cash.
The company announced that it does not anticipate completing any further acquisitions in 2009.
Balance Sheet / Debt Covenant Update
Group 1 announced that it has remained in compliance with all of its debt covenants as of March 31. Further detail may be found on Group 1’s website at www.Group1Auto.com.
“In addition to lowering our floorplan balances by more than $200 million as we reduced inventory, we repurchased an additional $30 million of our debt and repaid $10 million of our mortgage facility debt during the quarter,” said John C. Rickel, Group 1’s senior vice president and chief financial officer. “We also ended the quarter with strong liquidity of $182 million and further improved our covenant compliance, as the actions the operating team implemented continued to strengthen the business.”
2009 Full-Year Guidance
Given the continued uncertainty surrounding the overall economy, consumer lending and the automotive industry, Group 1 determined that it is not feasible to issue reliable earnings guidance at this time.
Group 1 did issue the following key assumptions for 2009:
•	Industry seasonally adjusted annual sales rate (SAAR) of 10.0 to 10.3 million vehicles

•	SG&A expenses as a percent of gross profit at 80 percent to 83.5 percent, excluding any one-time items, as lower sales revenues are expected to offset cost improvements

•	Total year-over-year reduction in SG&A expenses of $120 million at 10 million SAAR level

•	Tax rate of 40.0 percent

Group 1 Automotive, Inc.

•	Estimated average diluted shares outstanding of 23.2 million

•	Capital expenditures of $30 million or less
     On a same-store basis:
•	Vehicle margins consistent with fourth-quarter 2008 levels

•	Parts and service revenues 3 to 5 percent lower

•	Finance and insurance gross profit at $1,000 to $1,025 per retail unit
First-Quarter Earnings Conference Call
Group 1’s senior management will host a conference call today at 10 a.m. EST to discuss the first-quarter financial results and the company’s 2009 outlook and strategy.
The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 877-681-3376
International: 719-325-4745
Confirmation code: 4131302
A telephonic replay will be available following the call through May 12 by dialing:
Domestic: 888-203-1112
International: 719-457-0820
Confirmation code: 4131302
About Group 1 Automotive Inc.
Group 1 owns and operates 99 automotive dealerships, 133 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.
FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008	% Change
REVENUES:
New vehicle retail sales	$547,292	$888,781	(38.4)%
Used vehicle retail sales	224,859	303,995	(26.0)
Used vehicle wholesale sales	34,736	67,227	(48.3)
Parts and service	180,865	190,835	(5.2)
Finance and insurance	32,065	52,424	(38.8)

Total revenues	1,019,817	1,503,262	(32.2)%

COST OF SALES:
New vehicle retail sales	517,818	831,638	(37.7)%
Used vehicle retail sales	200,253	270,412	(25.9)
Used vehicle wholesale sales	33,792	67,168	(49.7)
Parts and service	85,300	86,466	(1.3)

Total cost of sales	837,163	1,255,684	(33.3)%

GROSS PROFIT	182,654	247,578	(26.2)%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	153,234	195,062	(21.4)

DEPRECIATION AND AMORTIZATION EXPENSE	6,508	5,817	11.9

OPERATING INCOME	22,912	46,699	(50.9)%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(8,962)	(12,008)	(25.4)
Other interest expense, net	(5,412)	(7,765)	(30.3)
Gain on redemption of senior subordinated and convertible notes	15,988	409	3,809.0
Other income, net	3	350	(99.1)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND ADOPTION OF APB 14-1	24,529	27,685	(11.4)%

PROVISION FOR INCOME TAXES	(9,805)	(10,531)	(6.9)

INCOME FROM CONTINUING OPERATIONS BEFORE ADOPTION OF APB 14-1	14,724	17,154	(14.2)%

ADOPTION OF APB 14-1:
Adjustment to gain on redemption of convertible notes	(8,607)	—	100.0
Amortization of convertible notes discount	(1,551)	(1,998)	(22.4)
Income tax benefit related to adoption of APB 14-1	3,809	749	408.5

LOSS RELATED TO ADOPTION OF APB 14-1	(6,349)	(1,249)	408.4

INCOME FROM CONTINUING OPERATIONS	8,375	15,905	(47.3)%

DISCONTINUED OPERATIONS:
Loss related to discontinued operations	—	(1,114)	(100.0)
Income tax benefit related to loss on discontinued operations	—	387	(100.0)

LOSS RELATED TO DISCONTINUED OPERATIONS	—	(727)	(100.0)%

NET INCOME	$8,375	$15,178	(44.8)%

DILUTED INCOME PER SHARE:
Income per share from continuing operations before adoption of APB 14-1	$0.64	$0.76	(15.8)%
Loss per share related to adoption of APB 14-1	(0.27)	(0.05)	440.0

Income per share from continuing operations	0.37	0.71	(47.9)
Loss per share related to discontinued operations	—	(0.03)	(100.0)

Income per share	$0.37	$0.67	(44.8)%

Weighted average diluted shares outstanding	22,923	22,548	1.7%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands)

	March 31,	December 31,
	2009	2008	% Change
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$21,610	$23,144	(6.6)%
Contracts in transit and vehicle receivables, net	85,909	102,834	(16.5)
Accounts and notes receivable, net	55,522	67,350	(17.6)
Inventories	638,358	845,944	(24.5)
Deferred income taxes	17,321	18,474	(6.2)
Prepaid expenses and other current assets	33,044	38,878	(15.0)

Total current assets	851,764	1,096,624	(22.3)
PROPERTY AND EQUIPMENT, net	501,501	514,891	(2.6)
GOODWILL AND OTHER INTANGIBLES	654,870	655,784	(0.1)
OTHER ASSETS	19,996	20,815	(3.9)

Total assets	$2,028,131	$2,288,114	(11.4)%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$540,891	$738,551	(26.8)%
Offset account related to floorplan notes payable — credit facility	(62,278)	(44,859)	38.8
Floorplan notes payable — manufacturer affiliates	103,196	128,580	(19.7)
Current maturities of long-term debt	13,039	13,594	(4.1)
Accounts payable	71,752	74,235	(3.3)
Accrued expenses	86,012	94,395	(8.9)

Total current liabilities	752,612	1,004,496	(25.1)
2.25% CONVERTIBLE SENIOR NOTES ( principal of $194,500 and $224,500, respectively)	136,070	155,333	(12.4)
8.25% SENIOR SUBORDINATED NOTES	73,036	72,962	0.1
MORTGAGE FACILITY, net of current maturities	156,420	168,583	(7.2)
OTHER REAL ESTATE RELATED AND LONG-TERM DEBT, net of current maturities	49,540	50,444	(1.8)
CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE, net of current maturities	38,984	39,401	(1.1)
ACQUISITION LINE	60,000	50,000	20.0
DEFERRED INCOME TAXES	7,021	2,768	153.6
LIABILITIES FROM INTEREST RATE RISK MANAGEMENT ACTIVITIES	46,658	44,655	4.5
OTHER LIABILITIES	27,486	27,135	1.3

Total liabilities before deferred revenues	1,347,827	1,615,777	(16.6)

DEFERRED REVENUES	8,979	10,220	(12.1)

STOCKHOLDERS’ EQUITY:
Common stock	261	261	—
Additional paid-in capital	349,446	351,405	(0.6)
Retained earnings	445,443	437,087	1.9
Accumulated other comprehensive loss	(39,728)	(38,109)	4.2
Treasury stock	(84,097)	(88,527)	(5.0)

Total stockholders’ equity	671,325	662,117	1.4

Total liabilities and stockholders’ equity	$2,028,131	$2,288,114	(11.4)%

KEY DEBT COVENANT METRICS: *
Senior secured leverage ratio (must be less than 2.75)	1.54	1.49
Total leverage ratio (must be less than 4.50)	3.35	3.46
Fixed charge coverage ratio (must be greater than 1.25)	1.68	1.59
Current ratio (must be greater than 1.15)	1.24	1.18

*	Refer to website, www.group1auto.com, for debt covenant calculation definitions.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended
		March 31,
		2009	2008
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Eastern	Massachusetts	13.8%	11.6%
	New Jersey	7.0	6.4
	New York	4.3	4.1
	New Hampshire	3.7	3.3
	Georgia	3.6	3.5
	Louisiana	3.4	3.7
	Florida	2.1	3.0
	Mississippi	1.6	1.5
	Maryland	0.9	—
	Alabama	0.7	1.0
	South Carolina	0.3	0.3

		41.4	38.4

Central	Texas	31.9	33.0
	Oklahoma	8.3	9.2
	Kansas	1.0	1.2

		41.2	43.4

Western	California	15.6	16.5

International	United Kingdom	1.8	1.7

		100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		35.1%	35.0%
Honda/Acura		13.6	13.0
Nissan/Infiniti		11.7	13.2
Ford		9.2	10.9
BMW/Mini		9.1	7.2
Chrysler		6.9	6.8
Mercedes-Benz		6.2	5.5
GM		3.9	4.9
Other		4.3	3.5

		100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		55.6%	55.4%
Luxury		25.4	23.4
Domestic		19.0	21.2

		100.0%	100.0%
Car		56.0%	55.2%
Truck		44.0	44.8

		100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2009	2008	% Change
REVENUES:
New vehicle retail sales	$547,292	$888,781	(38.4)%

Used vehicle retail sales	224,859	303,995	(26.0)
Used vehicle wholesale sales	34,736	67,227	(48.3)

Total used	259,595	371,222	(30.1)
Parts and service	180,865	190,835	(5.2)
Finance and insurance	32,065	52,424	(38.8)

Total	$1,019,817	$1,503,262	(32.2)%

GROSS MARGIN:
New vehicle retail sales	5.4%	6.4%

Used vehicle retail sales	10.9	11.0
Used vehicle wholesale sales	2.7	0.1
Total used	9.8	9.1
Parts and service	52.8	54.7
Finance and insurance	100.0	100.0
Total	17.9%	16.5%

GROSS PROFIT :
New vehicle retail sales	$29,474	$57,143	(48.4)%

Used vehicle retail sales	24,606	33,583	(26.7)
Used vehicle wholesale sales	944	59

Total used	25,550	33,642	(24.1)
Parts and service	95,565	104,369	(8.4)
Finance and insurance	32,065	52,424	(38.8)

Total	$182,654	$247,578	(26.2)%

UNITS SOLD:
Retail new vehicles sold	17,931	28,519	(37.1)%

Retail used vehicles sold	13,092	17,105	(23.5)
Wholesale used vehicles sold	6,429	9,948	(35.4)

Total used	19,521	27,053	(27.8)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,644	$2,004	(18.0)%

Used vehicle retail sales	1,879	1,963	(4.3)
Used vehicle wholesale sales	147	6
Total used	1,309	1,244	5.2
Finance and insurance (per retail unit)	$1,034	$1,149	(10.0)%

OTHER:
SG&A expenses	$153,234	$195,062	(21.4)%
SG&A as % revenues	15.0%	13.0%
SG&A as % gross profit	83.9%	78.8%
Operating margin	2.2%	3.1%
Pretax margin	2.4%	1.8%

Floorplan interest	$(8,962)	$(12,008)	(25.4)%
Floorplan assistance	4,534	7,726	(41.3)

Net floorplan expense	$(4,428)	$(4,282)	3.4%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2009	2008	% Change
REVENUES:
New vehicle retail sales	$540,674	$879,875	(38.6)%

Used vehicle retail sales	220,949	300,753	(26.5)
Used vehicle wholesale sales	34,217	66,516	(48.6)

Total used	255,166	367,269	(30.5)
Parts and service	177,816	188,271	(5.6)
Finance and insurance	31,748	52,071	(39.0)

Total	$1,005,404	$1,487,486	(32.4)%

GROSS MARGIN:
New vehicle retail sales	5.4%	6.5%

Used vehicle retail sales	10.9	11.0
Used vehicle wholesale sales	2.8	0.1
Total used	9.9	9.0
Parts and service	52.8	54.7
Finance and insurance	100.0	100.0
Total	17.9%	16.5%

GROSS PROFIT :
New vehicle retail sales	$29,230	$56,754	(48.5)%

Used vehicle retail sales	24,191	33,153	(27.0)
Used vehicle wholesale sales	974	79

Total used	25,165	33,232	(24.3)
Parts and service	93,923	102,912	(8.7)
Finance and insurance	31,748	52,071	(39.0)

Total	$180,066	$244,969	(26.5)%

UNITS SOLD:
Retail new vehicles sold	17,744	28,224	(37.1)%

Retail used vehicles sold	12,934	16,901	(23.5)
Wholesale used vehicles sold	6,362	9,815	(35.2)

Total used	19,296	26,716	(27.8)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,647	$2,011	(18.1)%

Used vehicle retail sales	1,870	1,962	(4.7)
Used vehicle wholesale sales	153	8
Total used	1,304	1,244	4.8
Finance and insurance (per retail unit)	$1,035	$1,154	(10.3)%

OTHER:
SG&A expenses	$150,247	$192,223	(21.8)%
SG&A as % revenues	14.9%	12.9%
SG&A as % gross profit	83.4%	78.5%
Operating margin	2.3%	3.2%

Floorplan interest	$(8,915)	$(11,866)	(24.9)%
Floorplan assistance	4,516	7,638	(40.9)

Net floorplan expense	$(4,399)	$(4,228)	4.0%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended March 31,
	2009	2008	% Change

Reported net income from continuing operations	$8,375	$15,905	(47.3)%
Adjustments for the Adoption of APB 14-1:
Non-cash convertible note discount amortization	969	1,249
Adjustment to gain on convertible note redemption	5,380	—

Net income from continuing operations before adoption of APB 14-1	14,724	17,154

Other Adjustments:
Loss on dealership disposition	549	—
Pre-APB 14-1 gain on debt redemption	(9,597)	(253)

Adjusted net income from continuing operations (1)	$5,676	$16,901	(66.4)%
DILUTED INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended March 31,
	2009	2008	% Change

Reported income per share from continuing operations	$0.37	$0.71	(47.9)%
Adjustments for the Adoption of APB 14-1:
Non-cash convertible note discount amortization	0.04	0.05
Adjustment to gain on convertible note redemption	0.23	—

Diluted income per share from continuing operations before adoption of APB 14-1	0.64	0.76

Other Adjustments:
Loss on dealership disposition	0.02	—
Pre-APB 14-1 gain on debt redemption	(0.42)	(0.01)

Adjusted diluted income per share from continuing operations (1)	0.24	0.75	(68.0)%

(1)	Adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations means net income from continuing operations or diluted earnings per share from continuing operations, as the case may be, plus the adjustments noted above. We use adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations in our evaluation of the performance of the company, as we believe that they provide additional information regarding the performance of our operations. We believe the presentation of these measures is relevant and useful to investors because they improve period-to-period comparability. Neither of these measures is a measure of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income from continuing operations or diluted earnings per share from continuing operations prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our net income from continuing operations and diluted earnings per share from continuing operations calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.